Exhibit 10.19

Westrock Coffee Holdings, LLC
Option Award AGREEMENT

THIS OPTION AWARD AGREEMENT (this “Agreement”) by and between Westrock Coffee Holdings, LLC, a Delaware limited liability company (the “Company”) and the individual named on the signature page hereto (“Participant”) is made as of the date set forth on such signature page hereto (the “Grant Date”) pursuant to the Company’s 2020 Unit Option Incentive Plan (the “Plan”). Reference is made herein to the Amended and Restated Operating Agreement of the Company dated as of February 28, 2020, as amended, modified or supplemented from time to time (the “Operating Agreement”).

WHEREAS, on the terms and subject to the conditions hereof, the Company desires to issue and provide to Participant, incentive awards in the form of options to purchase Common Units (as defined in the Operating Agreement), in each case in the amount set forth on the signature page hereto, as hereinafter set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.            Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Plan or the Operating Agreement.

1.1          “Cause” shall have the meaning set forth in the employment agreement between Participant and the Company or one of its Affiliates or, if Participant does not have an employment agreement, (a) Participant’s willful failure to substantially perform Participant’s duties; (b) any act of fraud, misappropriation, dishonesty, malfeasance or embezzlement by Participant in connection with the performance of Participant’s duties to the Company and its Affiliates; (c) Participant’s material violation of any policies of the Company or its Affiliates or any restrictive covenants applicable to Participant; or (d) Participant’s conviction of, or entering a plea of nolo contendere to, a felony.

1.2          “Change in Control” means the first to occur of the following events:

(a)          The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%), indirectly or directly, of the voting power of the Company, other than any acquisition by (i) an Affiliate of the Company immediately prior to such acquisition, (ii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (iii) Westrock Group and its Affiliates; or

(b)          The consummation of an amalgamation, a merger, consolidation, recapitalization or similar business combination transaction of the Company or any direct or indirect Subsidiary thereof with any other entity (other than an entity controlled by (i) an Affiliate of the Company immediately prior to such transaction or (ii) Westrock Group and its Affiliates) or a sale or other disposition of all or substantially all of the assets of the Company to any other person or entity (other than (i) an Affiliate of the Company immediately prior to such transaction or (ii) Westrock Group and its Affiliates), following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more Subsidiaries) or any parent or other Affiliate thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more Subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction;

provided, however, a transaction contemplated by clause (a) or (b) above shall only qualify as a Change in Control if, as of or in connection therewith, Westrock Group and its Affiliates has disposed of more than 50% of its investment in the Company for cash proceeds or marketable securities.

1.3          “Disability” shall have the meaning set forth in the employment agreement between Participant and the Company or one of its Affiliates or, if Participant does not have an employment agreement, the absence of Participant from Participant’s duties with the Company on a full-time basis for 120 consecutive days, or for 180 days (which need not be consecutive) within a 365-day period, as a result of incapacity due to mental or physical illness.

1.4          [“Good Reason” shall have the meaning set forth in the employment agreement between Participant and the Company or one of its Affiliates or, if Participant does not have an employment agreement, (a) a material diminution in Participant’s title, authority, duties or responsibilities or a requirement that Participant report to any person or entity other than the [Participant’s supervisor]; (b) a material reduction in Participant’s annual base salary or annual bonus opportunity; or (c) a relocation of Participant’s primary place of employment by more than 25 miles from Participant’s primary place of employment as of the Grant Date.]1

1.5          “MOIC” means (a) all cash proceeds actually received on CEP Units issued on February 28, 2020 (including on any Common Units resulting from conversion of such CEP Units), including the receipt of any cash dividends or other cash distributions thereon or cash proceeds from the disposition of CEP Units issued on February 28, 2020 (including disposition of any Common Units resulting from conversion of such CEP Units), divided by (b) the aggregate purchase price paid by the holders of such CEP Units in respect of such CEP Units. The Committee shall determine MOIC in good faith, which determination shall be conclusive and binding on all parties.

1.6          “Option” means an option to purchase Common Units granted pursuant to this Agreement.

1 Note: Applicability to be determined by the Committee on a case-by-case basis.

2.          Option Grant; Term; Exercise Price. Participant is hereby granted Options to purchase the number of Common Units at the price per Common Unit (the “Exercise Price”) set forth on the signature page hereto. The Exercise Price is equal to the Fair Market Value of a Common Unit on the Grant Date as determined by the Committee. Upon Participant’s exercise of any of the Options granted hereunder, the aggregate Exercise Price shall be paid in full by the Participant to the Company (a) in cash or, (b) if approved by the Committee, through a net issuance arrangement (“Net Issuance Arrangement”) pursuant to which a number of Common Units subject to the portion being exercised, having a Fair Market Value, as determined by the Committee, equal to the aggregate Exercise Price are retained by the Company. This Agreement constitutes an Award Agreement under the Plan. The term of the Options shall commence on the Grant Date and expire on the tenth anniversary thereof, unless the Options shall have been earlier terminated in accordance with the terms of the Plan or this Agreement.

2.1        Time-Vesting Options. 50% of the Options granted hereunder are “Time-Vesting Options,” which shall become vested in four equal installments on each of the first four anniversaries of the Grant Date, subject to Participant’s continued service with the Company or its Affiliates through the applicable vesting date.

2.2        MOIC-Vesting Options. 50% of the Options granted hereunder are “MOIC-Vesting Options” which shall, become vested upon the realization on CEP Units issued on February 28, 2020 (including any Common Units issued upon conversion of such CEP Units) of a MOIC of at least 2.0x, subject to Participant’s continued service with the Company or its Affiliates through such date.

2.3        Exercise. Options, to the extent vested, may be exercised, in whole or in part (but for the purchase of whole Common Units only), by delivery to the Company of (a) a written or electronic notice, complying with the applicable procedures established by the Committee or the Company, stating the number of Options that are thereby exercised, and (b) full payment in cash of the aggregate Exercise Price for the Common Units with respect to which the Options are thereby exercised or, if approved by the Committee, through a Net Issuance Arrangement. The notice shall be signed by Participant or any other Person then entitled to exercise the Options. Upon exercise and full payment of the Exercise Price due for the Common Units to be acquired, subject to Sections 2.5 and 5.13, the Company shall issue to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, the delivery of share certificates or as otherwise determined by the Company) one Common Unit for each Option that Participant has exercised.

2.4        Voting Rights; Dividends. Prior to the date on which Participant’s rights with respect to an Option have become vested and Participant exercises his or her right to purchase the Common Unit underlying such Option, Participant shall not be entitled to exercise any voting rights with respect to such Common Unit and shall not be entitled to receive dividends or other distributions with respect thereto.

2.5        Non-Transferability. Unless otherwise provided by the Committee in its discretion, Options may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 2.5 shall be void. Any Common Units acquired upon exercise of the Options shall be subject to the transfer restrictions set forth in the Operating Agreement.

2.6         Grant Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, sell or grant to Participant any Options (or any Common Units to be issued upon exercise of such Options) unless the following conditions are satisfied: (a) Participant is an employee of the Company or its Affiliates on the Grant Date; (b) the representations of Participant contained in Section 3 are true and correct in all material respects as of the Grant Date; and (c) Participant is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Participant on or prior to the Grant Date. In addition, and notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, sell or grant to Participant any Common Units to be issued upon exercise of such Options unless Participant has executed and delivered an Addendum Agreement (and, if applicable, his or her spouse has executed a spousal joinder agreement in the form provided by the Company).

3.           Investment Representations and Covenants of Participant.

3.1         Common Units Unregistered. Participant acknowledges and represents that Participant has been advised by the Company that:

(a)        any Common Units acquired upon exercise of the Options must be held indefinitely and Participant must continue to bear the economic risk of the investment in the Common Units unless the offer and sale of such Common Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Operating Agreement);

(b)        there is no established market for the Options or any Common Units acquired upon exercise thereof and it is not anticipated that there will be any public market for the Options or any Common Units acquired upon exercise thereof in the foreseeable future;

(c)        in the event the Common Units are certificated, a restrictive legend in the form set forth below shall be placed on any certificates representing the Common Units acquired upon exercise of the Options:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN THE AMENDED AND Restated Operating Agreement of WestRock Coffee Holdings, LLC, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(d)        a notation shall be made in the appropriate records of the Company indicating that the Common Units acquired upon exercise of the Options are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions shall be issued to such transfer agent with respect to such Common Units.

3.2         Additional Investment Representations. Participant represents and warrants that:

(a)         Participant has no need of liquidity with respect to its investment in the Common Units, and Participant can afford to suffer a complete loss of Participant’s investment in the Common Units and can afford to hold the Common Units for an indefinite period of time;

(b)         Participant’s knowledge and experience in financial and business matters are such that Participant is capable of evaluating the merits and risks of the investment in the Common Units and is able to bear such risk, and Participant has obtained, in his or her judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Common Units;

(c)         Participant understands that the Common Units are a speculative investment which involves a high degree of risk of loss of Participant’s investment therein, and Participant is aware of the limited ability to transfer Common Units and has carefully reviewed, considered and understands the provisions relating to transfers with respect to the Company as described in the Operating Agreement;

(d)         the terms of this Agreement and the Operating Agreement provide that, under certain conditions, the Company has the right to repurchase the Common Units at a price that may, in certain circumstances, be less than the Fair Market Value thereof or Participant may forfeit the Options or Common Units acquired thereunder;

(e)         Participant understands and has taken cognizance of all the risk factors related to the acquisition of the Common Units and, other than as set forth in this Agreement, no representations or warranties have been made to Participant or Participant’s representatives concerning the Common Units or the Company or their prospects or other matters;

(f)          Participant has been provided an opportunity to obtain additional information concerning the Common Units and the Company and its Affiliates to the extent the Company possesses or can acquire such information without unreasonable effort or expense, and Participant has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Affiliates, the Operating Agreement and the terms and conditions of the acquisition of the Common Units and any other matters pertaining thereto; and

(g)         all information which Participant has provided to the Company and the Company’s representatives concerning Participant and Participant’s financial position is complete and correct as of the date of this Agreement.

3.3         Restrictive Covenants.

(a)         Confidential Information. Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or its Affiliates, and their respective businesses, which shall have been obtained by Participant during Participant’s employment by the Company or any of its Affiliates and which shall not be or become public knowledge (other than by acts by Participant or representatives of Participant in violation of this Agreement) (collectively, “Confidential Information”). After termination of Participant’s employment with the Company, Participant shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it.

(b)          Inventions and Patents. Participant agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or any of its Affiliates, and that are conceived, developed or made by Participant during his or her employment with the Company or any of its Affiliates (“Work Product”) belong to the Company and its Affiliates. Participant shall promptly disclose such Work Product to the Company and its Affiliates and perform all actions reasonably requested by the Company and its Affiliates (whether during or after the Employment Period) to establish and confirm such ownership (including assignments, consents, powers of attorney and other instruments). To the fullest extent permitted by applicable law, all intellectual property (including patents, trademarks and copyrights) that are made, developed or acquired by Participant in the course of Participant’s employment with the Company or any of its Affiliates shall be and remain the absolute property of the Company and its Affiliates, and Participant shall assist the Company and its Affiliates in perfecting and defending their rights to such intellectual property.

(c)          Nonsolicitation. During the period commencing on the Effective Date and ending on the first anniversary of the date of termination of Participant’s service with the Company and its Affiliates (the “Restricted Period”), Participant shall not directly or indirectly (i) except in the good faith performance of his or her duties to the Company, induce or attempt to induce any employee or independent contractor of the Company or any of its Affiliates to leave the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand, (ii) hire any person who was an employee or independent contractor of the Company or any of its Affiliates until 12 months after such individual’s relationship with the Company or such Affiliate has been terminated or (iii) except in the good faith performance of his or her duties to the Company, induce or attempt to induce any customer (whether former or current), supplier, licensee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any of its Affiliates, on the other hand.

(d)          [Noncompetition. Participant acknowledges that, in the course of his or her employment with the Company, he has become familiar, or will become familiar, with the Company’s and its Affiliates’ trade secrets and with other Confidential Information concerning the Company, its affiliates and their respective predecessors, and that his or her services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Participant agrees that, during the Restricted Period, Participant shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in any business of the same type as any business in which the Company or any of its Affiliates is engaged on the date of termination of Participant’s service with the Company and its Affiliates or in which they have proposed, on or prior to such date, to be engaged in on or after such date and in which Participant has been involved to any extent (other than de minimis activities) at any time during the one-year period ending with the date of termination of Participant’s service with the Company and its Affiliates in the continental United States. Nothing herein shall prohibit Participant from being a passive owner of not more than 4.9% of the outstanding equity interest in any entity which is publicly traded, so long as Participant has no active participation in the business of such entity.]2

2 Note: Applicability to be determined by the Committee on a case-by-case basis.

(e)          Nondisparagement. From and following the Effective Date, Participant shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning the Company or any of its Affiliates, any of their clients or businesses or any of their current or former directors, officers or employees; provided, however, that, subject to Section 3.3(a), nothing herein shall prohibit Participant from disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process).

(f)           Return of Property. Participant acknowledges that all documents, records, files, lists, equipment, computer, software or other property (including intellectual property) relating to the businesses of the Company or any of its Affiliates, in whatever form (including electronic), and all copies thereof, that have been or are received or created by Participant while an employee of the Company or any of its Affiliates are and shall remain the property of the Company and its Affiliates, and Participant shall immediately return such property to the Company upon the date of termination of Participant’s service with the Company and its Affiliates and, in any event, at the Company’s request. Participant further agrees that any property situated on the premises of, and owned by, the Company or any of its Affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by personnel of the Company and its Affiliates at any time with or without notice. Notwithstanding the foregoing, Participant may retain his or her personal contacts and personal compensation data.

(g)          Trade Secrets; Whistleblower Rights. The Company hereby informs Participant that, notwithstanding any provision of this Agreement to the contrary, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. In addition, notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall impair Participant’s rights under the whistleblower provisions of any applicable federal law or regulation or, for the avoidance of doubt, limit Participant’s right to receive an award for information provided to any government authority under such law or regulation.

(h)         Participant Covenants Generally.

(i)         Participant’s covenants as set forth in this Section 3.3 are from time to time referred to herein as the “Participant Covenants.” If any of the Participant Covenants is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such Participant Covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining Participant Covenants shall not be affected thereby; provided, however, that if any of the Participant Covenants is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Participant Covenant shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

(ii)        Participant acknowledges that the Company and its Affiliates have (A) expended and will continue to expend substantial amounts of time, money and effort to develop business strategies, employee, customer and other relationships and goodwill to build an effective organization, and (B) a legitimate business interest in and right to protect their Confidential Information, goodwill and employee, customer and other relationships.

(iii)       Participant understands that the Participant Covenants may limit Participant’s ability to earn a livelihood in a business similar to the business of the Company, and Participant represents that his or her experience and capabilities are such that he has other opportunities to earn a livelihood and adequate means of support for himself and his or her dependents.

(iv)       Any termination of (A) Participant’s employment, (B) the Employment Period or (C) this Agreement shall have no effect on the continuing operation of this Section 3.3.

(v)        Participant acknowledges that the Company would be irreparably injured by a violation of this Section 3.3 and that it is impossible to measure in money the damages that will accrue to the Company by reason of a failure by Participant to perform any of his or her obligations under this Section 3.3. Accordingly, if the Company institutes any action or proceeding to enforce any of the provisions of this Section 3.3, to the extent permitted by applicable law, Participant hereby waives the claim or defense that the Company has an adequate remedy at law, and Participant shall not urge in any such action or proceeding the defense that any such remedy exists at law. Furthermore, in addition to other remedies that may be available, the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to specific performance and other injunctive relief, without the requirement to post bond, in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Section 3.3. The Restricted Period shall be tolled during (and shall be deemed automatically extended by) any period during which Participant is in violation of the provisions of Section 3.3(c) or (d), as applicable.

4.           Additional Vesting, Exercise Period and Termination Provisions.

4.1         Upon a Termination Other Than for Cause [or for Good Reason].3 Upon the occurrence of Participant’s involuntary termination of service with the Company and its Affiliates for any reason other than Cause, death or Disability [or Participant’s voluntary resignation from service for Good Reason], subject to Participant’s execution of a release of claims in a form provided by the Company, which release must become effective and irrevocable within 60 days following Participant’s date of termination and compliance with applicable restrictive covenants, any unvested Options shall be treated as follows as of the date such release becomes effective and irrevocable:

(a)        Any unvested Time-Vesting Options that were scheduled to vest prior to the first anniversary of Participant’s termination of service shall remain eligible to vest on the originally scheduled vesting date; and

(b)        Any unvested MOIC-Vesting Options shall remain eligible to vest through the first anniversary of Participant’s termination of service, subject to the satisfaction of applicable performance goals.

4.2         Change in Control. Upon the occurrence of a Change in Control, subject to Participant’s continued service to the Company through the date of the Change in Control, any unvested Options shall be treated as follows:

(a)        Any unvested Time-Vesting Options shall vest immediately upon the Change in Control; and

(b)        Any unvested MOIC-Vesting Options shall vest either (i) if a MOIC of 2.0x is achieved in connection with the Change in Control or (ii) if the transaction constituting the Change in Control is otherwise approved by at least one BBH Manager and the WCC Manager (to the extent provided for in the Operating Agreement).

4.3         Exercise Period. Subject to Section 4.4, an Option, whether vested or unvested, shall automatically terminate and become null and void and no longer exercisable upon the earliest of (a) the tenth anniversary of the Grant Date and (b) the 90th day following the date of termination of Participant’s service with the Company and its Affiliates for any reason other than for Cause (or, if later, the 90th day following the date on which such Option vests).

4.4         Termination; Call Rights. Notwithstanding any other provision of the Plan, the Operating Agreement or this Agreement to the contrary:

(a)        Except as otherwise provided in Section 4.1, any unvested Options that do not become vested on or prior to the date of termination of Participant’s service with the Company and its Affiliates shall be forfeited for no consideration effective as of the date of such termination;

3 Note: Applicability to be determined by the Committee on a case-by-case basis.

(b)        Upon the date of termination of Participant’s service for Cause or Participant’s violation of any of the covenants set forth in Section 3.3, all vested and unvested Options, shall be immediately forfeited for no consideration and any Common Units acquired upon the exercise of the Options may be repurchased by the Company at a purchase price per Common Unit equal to the lesser of (i) the Fair Market Value of a Common Unit as of the date of termination of service and (ii) the Exercise Price; and

(c)        Without limiting any call rights that the Company or its Affiliates may have under the Operating Agreement, the Company may repurchase any Common Units acquired upon exercise of the Options within six months following Participant’s termination of service (or, if later, within six months following exercise of the applicable Option) with the Company and its Affiliates for Fair Market Value as determined by the Committee. The Company may pay the applicable purchase price either in a lump sum in cash or by deliverance of a promissory note (payable in four equal installments, with the first installment payable on the first anniversary of the deliverance of such promissory note).

4.5         Clawback. Participant shall be required to immediately return to the Company any amounts paid or distributed in respect of the Options (or Common Units issued upon exercise of the Options) in excess of amounts due under this Agreement.

5.           Miscellaneous.

5.1         Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (provided receipt is confirmed by telephone), on the date sent or (c) if delivered by an express courier, on the second Business Day after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

30 Collins Industrial Place

North Little Rock, AR 72113

Attn: Chief Financial Officer

Email: john.ebner@westrockcoffee.com

If to Participant:

To the most recent address of Participant set forth in the personnel records of the Company.

5.2         Amendments and Waivers. (a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, the foregoing notwithstanding, this Agreement may be amended by the Company unilaterally, provided that no such unilateral amendment may materially adversely affect Participant, except to the extent provided for or contemplated in the terms of this Agreement or the Plan.

(b)            No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3         Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.4         Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

5.5         Jurisdiction. Each party irrevocably submits to the jurisdiction of any state or federal court sitting in or for Little Rock, Arkansas for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 5.5. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court sitting in or for Little Rock, Arkansas, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

5.6         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

5.7         Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Agreement shall become effective as to a particular Participant when such Participant shall have received a counterpart hereof signed by the Company. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

5.8         Entire Agreement. This Agreement, together with the Plan, the Operating Agreement and (if applicable) any individual services, severance or employment agreement between the Participant and the Company or one of its Affiliates, constitutes the entire agreement between the parties with respect to the Award granted hereunder and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such Award.

5.9         Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and the word “or” is not exclusive.

5.10       Severability. Except as otherwise provided herein, if one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law. Furthermore, a determination in any jurisdiction that this Agreement, in whole or in part, is invalid, illegal or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Agreement in any other jurisdiction.

5.11        Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.12        Participant’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any of its Affiliates to employ or retain Participant in any capacity whatsoever or to prohibit or restrict the Company or any of its Affiliates from terminating the employment or service of Participant at any time or for any reason whatsoever, with or without Cause.

5.13        Tax Withholding. Participant shall be obligated, no later than the date as of which the value of the Options or any Common Units (or related dividends or other distributions) acquired as a result of the exercise of such Options first becomes includible in the gross income of Participant for federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any sums required by federal, state, provincial, local or foreign tax law to be withheld with respect to the issuance, vesting, exercise, payment, repurchase or cancellation of any Options or any Common Units (or related dividends or other distributions) acquired as a result of the exercise of such Options (“Taxes”). To satisfy this obligation, Participant shall be notified of the amount of required Taxes and shall deliver to the Company a cash payment equal to such amount within the time prescribed by the Company; provided, however, if Participant breaches his or her obligation to make the foregoing cash payment, the Company shall be entitled to retain and withhold (based on the Fair Market Value) (a) the minimum whole number of Common Units at least equal to the stated required Taxes attributable to the Options or any Common Units as of the date that the value of the Options or any Common Units acquired as a result of the exercise of such Options first become includible in the gross income of Participant and (b) the portion of dividends or other distributions at least equal to the stated required Taxes attributable to such dividends or other distributions as of the date that the value of such dividends or other distributions first become includible in the gross income of Participant. The Company shall have no obligation to deliver such retained or withheld Common Units and other dividends or distributions to Participant, the Fair Market Value of which the Company shall pay to the appropriate taxing authority in cash. To the extent that amounts are so deducted and withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to Participant.

5.14        Further Assurances. Participant agrees to execute all such certificates and other documents and instruments and shall do other acts as the Company reasonably deems appropriate to effectuate and perform the provisions of this Agreement and the transactions hereunder and to comply with the requirements of applicable law, including all agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company or any Subsidiary.

5.15        Acknowledgement of Receipt of a Copy of Plan. Participant hereby acknowledges receipt of the Plan. In the case of a conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth below.

Westrock Coffee Holdings, LLC

By:
Name:
Title:

[Signature page to Option Award Agreement]

PARTICIPANT SIGNATURE PAGE

Name:

Date of Grant:

Address:

Number of Options Granted:

Exercise Price Per Share:

Signature:
Printed Name:

Date:

[Signature page to Option Award Agreement]